Exhibit 10.68

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the ''Agreement”) is entered into by and among Zander Therapeutics, Inc., a Nevada corporation (the (“Company'') whose address is

Brian Devine (

Person whose address is _____________

WHEREAS:

The Purchaser desires to purchase shares of the common stock of the Company ('Shares'') in accordance with the terms and conditions set forth herein.

The Company desires to issue and sell Shares to the Purchaser in accordance with the terms and conditions set forth herein.

THEREFORE, IT IS AGREED AS FOLLOWS

1.	Purchase Price

The purchase price per Share ("Purchase Price"), payable in US Dollars, shall be $1 per Share.

2.	Form of Payment

The Purchaser shall pay the Purchase Prjce per Share multiplied by that number of Shares

Purchased by wire transfer of immediately available funds to the Company on or prior to 6/23/2017

WIRE INSTRUCTIONS:

Zander Therapeutics Wire Instructions:

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3.	Issuance of Stock

5 business days subsequent to receipt of payment of the Purchase Price the Company shall issue to the Purchaser that number of Shares purchased

4.	Purchaser's Representations and Warranties

(a)	As of the date hereto the Purchaser is purchasing the Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the ''Act'').

(b)	The Purchaser is an "accredited investor', as that term is defined in Rule 501(a) of

Regulation D promulgated under the Act

(c)	The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Stocks which have been requested by the Purchaser or its advisors. Notwithstanding the foregoing, the Company has not disclosed to the Purchaser any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to such disclosure to the Purchaser.

(d)	Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization ot or obligation to notify, any person, entity or governmental agency which consent has not been obtained.

(e)	The execution delivery and performance of this Agreement by Purchaser does not and shall not constitute Purchaser's breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunctiot1t decree, contract, agreement, or instrument to which the Purchaser is a party, or by which Purchaser is or may be bound.

5. Company's representations and warranties

(a)  Company is a corporation duly organized, validly existing and in good standing under the laws of the state its incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent approval or authorization of or obligation to notify any person, entity or governmental agency which consent has not been obtained.

(b)   The execution, delivery and performance of this Agreement by Company does not and shall not constitute Company's breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under

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any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Company is a partyt Ot" by which Company is or may be bound.

6. Restricted Securities Acknowledgement

Purchaser acknowledges that any securities issued pursuant to this Agreement that shall not be registered pursuant to the Securities Act of 1933 sha11 constitute "restricted securities" as that term is defined in Rule 144 promulgated under the Act, and shall contain the following restrictive legend:

'"IHESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIESACT OF 1933, AS AMENDED (THE "ACT''), OR SECURITIES LAws OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE-OF AN EFEBCTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS."

7. Entire Agreement

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

8. Governing Law, Venue, Waiver Of Jury Trial

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 20th Day of June 2017

Zander Therapeutics, Inc

/s/David Koos

David Koos , CEO

6.20.2017

Purchaser

By:/s/Brian Devine

6/20/2017

Number of Shares of Common Stock Purchased $100,000

Total Purchase Price: $100,000